SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 21, 2007

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2007, the Organization and Executive Compensation Committee (the “Committee”) of the Board of Directors of Northwest Natural Gas Company (the “Company”) approved revisions to the Company’s standard form of Long-Term Incentive Award Agreement under the Long-Term Incentive Plan. The prior form of this agreement provided that upon a change in control of the Company, outstanding awards would pay out 100% of the target award. The revised form of agreement provides that upon a change in control of the Company, (i) the amounts paid will be pro-rated based on the portion of the award period completed prior to the change in control, and (ii) for the portion of the award payable based on total shareholder return relative to a peer group of companies, actual stock performance through the date of the change in control will be applied to determine a gross payout amount before applying the above pro-ration. Also on February 21, 2007, the Committee made annual performance share awards to the executive officers for the 2007-2009 performance period on terms otherwise materially consistent with prior awards. A copy of the revised form of Long-Term Incentive Award Agreement is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Long-Term Incentive Award Agreement under the Long-Term Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: February 27, 2007	/s/ DAVID H. ANDERSON
David H. Anderson
Senior Vice President and Chief Financial Officer

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